QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on February 11, 2003

Registration No. 333-57786

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EPIQ SYSTEMS, INC.
(Exact Name of Registrant in Its Charter)

Missouri	48-1056429
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
501 Kansas Avenue Kansas City, Kansas 66105-1309 (913) 621-9500
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Copy to:
TOM W. OLOFSON	RICHARD M. WRIGHT, JR.
Chairman and Chief Executive Officer	Gilmore & Bell, P.C.
501 Kansas Avenue	2405 Grand Boulevard
Kansas City, Kansas 66105-1309	Suite 1100
(913) 621-9600	Kansas City, Missouri 64108
(Name, address, including zip code, and telephone number, including are code, of agent for service)	(816) 221-1000

Approximate date of proposed sale to the public:
From time to time after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock	1,303,800 shares	$10.853	$14,150,141.40	$3,537.54

(1)
The Company originally registered 1,350,000 shares of common stock, which subsequently was subject to a 3-for-2 stock split effective November 30, 2001. Of the split adjusted 2,025,000 registered shares, 1,303,800 shares were sold pursuant to this registration statement. The balance of 721,200 shares are hereby deregistered with this Post-Effective Amendment No. 1 to the registration statement.

(2)
The proposed maximum offer price per share shown above reflects the $16.28 proposed maximum offering price set forth in the original filing of this registration statement in accordance with SEC Rule 457(c), adjusted for a 3-for-2 stock split effective November 30, 2001.

(3)
The Company paid a $5,494.50 registration fee with the original filing of this registration statement. In accordance with SEC rules, no portion of the original registration fee is refundable to the Company.

EXPLANATORY NOTE

        The Company issued an aggregate of 900,000 shares in a private placement to the selling shareholders named in the prospectus forming a part of this registration statement. The Company registered an aggregate of 1,350,000 shares with the original filing of this registration statement on March 28, 2001, which reflected the original 900,000 shares plus an additional 450,000 shares that were subsequently issued to the Selling Shareholders by reason of a 3-for-2 stock split effected as a 50% stock dividend paid by the Company on February 23, 2001 (prior to the filing of this registration statement). The Company declared a second 3-for-2 stock split effected as a 50% stock dividend, paid by the Company on November 30, 2001. Of the aggregate 2,025,000 split adjusted shares covered by the original filing of this registration statement, 1,303,800 shares were sold pursuant to this registration statement and 721,200 shares remain unsold and are hereby deregistered.

2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and we have authorized this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Kansas, on this 11th day of February, 2003.

EPIQ SYSTEMS, INC.
By:	/s/ TOM W. OLOFSON Tom W. Olofson Chairman and Chief Executive Officer

        In accordance with the requirements of the Securities Act of 1933, as amended, the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Name and Title	Date

/s/ TOM W. OLOFSON	Tom W. Olofson Chairman of the Board, Chief Executive Officer and Director	February 11, 2003
*
Christopher E. Olofson	Christopher E. Olofson President, Chief Operating Officer and Director	February 11, 2003
/s/ ELIZABETH M. BRAHAM Elizabeth M. Braham	Elizabeth M. Braham Vice President and Chief Financial Officer (Principal Financial Officer)	February 11, 2003
*
Michael A. Rider	Michael A. Rider Controller and Chief Accounting Officer (Principal Accounting Officer)	February 11, 2003
*
Robert C. Levy	Robert C. Levy Director	February 11, 2003

3

*
W. Bryan Satterlee	W. Bryan Satterlee Director	February 11, 2003
*
Edward M. Connolly, Jr.	Edward M. Connolly, Jr. Director	February 11, 2003
*by:	/s/ TOM W. OLOFSON Tom W. Olofson Attorney-in-fact

4

QuickLinks

EXPLANATORY NOTE
SIGNATURES